UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 30, 2008

Echo Therapeutics, Inc.
(Exact name of Company as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	000-23017 (Commission File Number)	41-1649949 (I.R.S. Employer Identification No.)

10 Forge Parkway Franklin, Massachusetts (Address of principal executive offices)	02038 (Zip Code)
Company’s telephone number, including area code: (508) 553-8850
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On September 30, 2008, Echo Therapeutics, Inc. (the “Company”) entered into an Exchange Agreement (the “Exchange Agreement”) with the investors listed on Schedule 2.1 of the Exchange Agreement (collectively, the “ Investors”). The Investors are the holders of an aggregate of $1,980,212 in principal amount of the Company’s 8% unsecured senior convertible promissory notes due February 12, 2011 (the “Original Notes”) and an aggregate $97,674.01 in principal amount of additional notes issued as interest on the Original Notes (the “PIK Notes,” and together with the Original Notes, the “Notes”), for a total aggregate of $2,077,886.01 in principal amount of Notes constituting all of the issued and outstanding Notes except for the aggregate $324,896.69 in principal amount of Notes held by Gemini Master Fund Ltd. (“Gemini”), who was not a party to the Exchange Agreement. The Notes held by Gemini remain outstanding on the terms described in Item 2.03 below. The Notes are convertible into shares of the Company’s Common Stock, $0.01 par value (the “Common Stock”), at the option of the holder at a price per share of $1.35, subject to adjustment for stock splits, combinations or similar events and subject to customary weighted average anti-dilution adjustments. The information set forth in Item 2.03 is incorporated by reference into this Item 1.01.
     The terms of the Exchange Agreement state that the Company shall issue and deliver to the Investors, in exchange for the cancellation of the Notes, 1,539,161 shares of the Series A Preferred Stock (the “Exchange Preferred Shares”), plus 14 fractional shares to be settled in cash at $1.00 per share and five-year warrants (the “Exchange Warrants”) to purchase a number of shares of Common Stock equal to ten percent (10%) of the number of Exchange Preferred Shares issuable to such Investor at an exercise price per share equal to $1.00, subject to adjustment for stock splits, combinations or similar events. Pursuant to the Exchange Agreement, the Company issued Exchange Warrants to the Investors to purchase up to 153,912 shares.
     Pursuant to the terms of the Certificate of Designation, Preference and Rights of Series A Convertible Preferred Stock (the “Certificate of Designation”), each share of Series A Preferred Stock is initially convertible into one share of Common Stock, subject to adjustment for stock splits, combinations or similar events and subject to customary anti-dilution provisions. The Series A Preferred Stock will pay a quarterly dividend at an annual rate of 8%, which is payable in cash or in kind at the option of the Company. Each Investor may convert its Exchange Preferred Shares at any time following issuance of the Series A Preferred Stock.
     In the event of any Liquidation Event (as defined in the Certificate of Designation) the holders of Series A Preferred Stock will be entitled to receive (subject to the rights of any securities designated as senior to the Series A Preferred Stock) a liquidation preference equal to the greater of (i) $1.35 per share or (ii) the amount that would be distributed in such Liquidation Event on the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock, in each case prior to any distribution to the holders of Common Stock or any other securities designated as junior to the Series A Preferred Stock. The Company cannot create or issue any security senior to the Series A Preferred Stock without the approval of the holders of the majority of the outstanding Series A Preferred Stock.
     Copies of the Exchange Agreement, the Exchange Warrant and the Certificate of Designation are filed as Exhibit 10.1, Exhibit 4.1 and Exhibit 99.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The description of the material terms of the Exchange Agreement is qualified in its entirety by reference to Exhibit 10.1. The description of the material terms of the Certificate of Designation is qualified in its entirety by reference to Exhibit 99.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Company.
     On September 30, 2008, the Company paid interest on the Original Notes in the form of additional notes (each a “PIK Note” and together with the Original Notes, the “Notes”) in aggregate principal amount of $47,492.98, the total amount of the quarterly interest payment. The PIK Notes were issued pursuant to the terms of the Original Notes and that certain Note and Warrant Purchase Agreement (the “Purchase Agreement”) dated as of February 11, 2008 with certain select institutional and strategic accredited investors (the “Purchasers”). Pursuant to the Exchange Agreement described in Item 1.01 above, the PIK Notes issued to the Investors on September 30, 2008 were exchanged for Series A Preferred Stock along with the other Notes held by the Investors. As of September 30, 2008, only the Notes issued to Gemini remain outstanding, which Notes have the terms described herein.
     The Notes are convertible into shares of Common Stock at the option of the holder at a price per share of $1.35 (the “Conversion Price”), subject to adjustment for stock splits, combinations or similar events. The Conversion Price is also subject to weighted average anti-dilution adjustment in the event the Company issues Common Stock at a price per share less than the Conversion Price, subject to customary exceptions.
     Interest on the Notes is payable quarterly at an annual rate of 8%. The Company may pay the interest in cash, additional PIK Notes in aggregate principal amount equal to the interest payment, or in shares of Common Stock, subject to certain restrictions and conditions. Shares of Common Stock issued as payment of interest will be valued at the lesser of the conversion price of the Note then in effect or 100% of the daily volume weighted average price of the Common Stock for the five consecutive trading days immediately preceding the interest payment date.

     The Company has the right to repay the principal amount of the Notes in cash, in whole or in part, prior to maturity, and cash or shares of Common Stock in an amount equal to the amount of interest that would have otherwise accrued from the date of prepayment to either the earlier of (i) six months after such prepayment or (ii) the maturity date, subject to certain restrictions.
     For so long as at least $573,115 of the principal amount of Notes are outstanding, the Company may not or permit any of its subsidiaries to incur certain additional indebtedness (excluding certain indebtedness the principal amount of which cannot exceed $5,000,000, subject to certain restrictions) without the prior written consent of the holders of at least a majority of the aggregate principal amount of the Notes outstanding. Following the consummation of the exchange of the Notes described in Item 1.01 above, the principal amount of the Notes outstanding was only $324,896.69, meaning this restriction on additional indebtedness was not effective as of September 30, 2008.
     Any amount outstanding under the Notes becomes due and payable upon the occurrence of an event of default. Events of default under the Notes include (1) the Company’s failure to make payment of principal or interest when due or payable, (2) the Company’s failure to perform or observe any covenant or agreement in the Note and such failure is not cured within three business days after notice, (3) the Company’s suspension from listing, without subsequent listing on any national securities exchange or the OTC Bulletin Board for a period of five consecutive trading days, (4) the Company’s notice to the holders of the Notes of its inability or intention to not comply with requests for conversion, (5) the Company’s failure to timely deliver or cause to be delivered Common Stock upon conversion of the Notes or any interest accrued and unpaid or make the payment of any fees or liquidated damages under the Notes, the Purchase Agreement or any other transaction documents and such failure is not cured within three business days, (6) any false, incorrect or breach in any material respect of any material representation or warranty made by the Company, (7) the default of more than $100,000 of any other of the Company’s indebtedness that causes such amount to become due and payable, (8) a bankruptcy of the Company (whether voluntary or involuntary) or general assignment for the benefit of its creditors, or (9) the Company’s failure to instruct its transfer agent to remove any legends and issue unlegended certificates to the holder within five (5) business days of the holder’s request.
     Under the terms of the Purchase Agreement, for so long as the Notes remain outstanding, the holders of the Notes have a right, subject to certain exceptions, to participate in any subsequent sale or exchange by the Company of Common Stock or any securities convertible into Common Stock (a “Subsequent Financing”) on the same terms and conditions as contemplated by the Subsequent Financing, up to an aggregate of 25% of the principal amount of the Notes (the “Participation Rights”). In connection with any Subsequent Financing, the purchasers are entitled to convert a portion of the principal amount of the Notes in accordance with the Participation Rights as described in the Notes.
     A conversion or exercise under the Notes, or a payment of interest under the Notes in the form of shares of Common Stock, as applicable, may not result in the holder beneficially owning more than 4.99% or 9.99%, as applicable, of all of the Common Stock outstanding at the time. A holder may waive the foregoing provision upon sixty-one (61) days’ advance written notice.
     Sontra Medical, Inc., a subsidiary of the Company, agreed to guarantee the Company’s obligations under the Notes pursuant to a separate guaranty agreement (the “Guaranty Agreement”). Additionally, for so long as any Notes remain outstanding, the Company agreed that it will not, nor permit its subsidiaries to, declare or pay any dividends or make any distribution to any holders of Common Stock or purchase or acquire any of its common stock or equity securities.
     The foregoing description of the Notes, Guaranty Agreement and Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Note, Guaranty Agreement and Purchase Agreement, the forms of which were filed as Exhibits 10.4, 10.2 and 10.1, respectively, to the Company’s current report on Form 8-K dated February 11, 2008, filed with the Securities and Exchange Commission on February 13, 2008, and are incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.

     The information set forth under Item 1.01 is incorporated by reference into this Item 3.02. The Company’s issuance of the Exchange Preferred Shares pursuant to the Exchange Agreement was made in a transaction not involving any public offering pursuant to an exemption from registration under Section 4(2) of the Securities Act. The Exchange Preferred Shares may not be offered or sold in the United States in the absence of an effective registration statement or an exemption from the registration requirements under the Securities Act. An appropriate “restricted securities” legend was placed on the Exchange Preferred Shares issued pursuant to the Exchange Agreement.
     The information set forth in Item 2.03 is incorporated by reference into this Item 3.02. The Company’s issuance of the PIK Notes was made in a transaction not involving any public offering pursuant to an exemption from registration under Section 4(2) of the Securities Act. The PIK Notes may not be offered or sold in the United States in the absence of an effective registration statement or an exemption from the registration requirements under the Securities Act. An appropriate “restricted securities” legend was placed on the PIK Notes issued in the transaction.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     The information set forth under Item 1.01 is incorporated by reference into this Item 5.03. On September 30, 2008, the Company filed the Certificate of Designation with the Secretary of State of the State of Delaware. The Board of Directors authorized and approved this filing on September 30, 2008 in connection with the creation, reservation and designation of 2,636,363 shares of a series of preferred stock as Series A Preferred Stock.
Item 9.01 Financial Statements and Exhibits.
     The Exhibits listed in the Exhibit Index immediately preceding such Exhibits are filed with or incorporated by reference in this report.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO THERAPEUTICS, INC.
Dated: October 6, 2008
	By:	/s/ Harry G. Mitchell
Harry G. Mitchell
Chief Operating Officer, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Warrant to Purchase Common Stock

10.1	Exchange Agreement by and among the Company, Platinum Long Term Growth VII, LLC and the other Investors named therein dated as of September 30, 2008.

10.2	Note and Warrant Purchase Agreement by and among the Company and the Purchasers named therein dated as of February 11, 2008 is incorporated herein by reference to Exhibit 10.1 to the Company’s Form 8-K, dated February 11, 2008.

10.3	Form of Senior Convertible Promissory Note, including Form of PIK Note, is incorporated herein by reference to Exhibit 10.4 to the Company’s Form 8-K dated February 11, 2008.

10.4	Guaranty dated as of February 11, 2008 by Sontra Medical, Inc. is incorporated herein by reference to Exhibit 10.2 to the Company’s Form 8-K dated February 11, 2008.

99.1	Certificate of Designation, Rights and Preferences of Series A Preferred Stock